Exhibit 4(g)
Variable Annuity Application
The Lincoln National Life Insurance Company (Company)
Servicing Office – PO Box 2348, Fort Wayne IN 46801-2348
Overnight Address: 1300 S. Clinton St., Fort Wayne, IN 46802-3506
Service Center: 8777-534-4636  Sales Desk 877-533-0265
Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.

ALL "REQUIRED" SECTIONS MUST BE COMPLETED.

Product Name:

Type of Contract Being Applied For - Required
□ Non-Qualified:  (Do NOT select Plan Type)                                                                                                                 □ Tax-Qualified:   (MUST select Plan Type, below)
          Plan Type (Check One): □ Roth IRA □ Traditional IRA □ SEP IRA □Other

Contract Owner (Owner)* - Required
Name/Trust**:                                                                                                                               Date of Birth:
SSN/TIN:                                                                                   □ Male   □ Female   Home Telephone:
Physical Address:                                                                                                                               Mobile Telephone:
City, State & Zip Code                                                                                                                               Citizen of (Country):
Email Address:                                                                                                                               Date of Trust:
Trustee Name(s)                                                                                                                                             Is Trust Revocable:  □ Yes   □ No

Joint Contract Owner (Joint Owner)*, if any – Non-Qualified Contract Only
Name:                                                                                                                               Date of Birth:
SSN/TIN:                                                                                   □ Male   □ Female   Home Telephone:
Physical Address:                                                                                                                               Mobile Telephone:
City, State & Zip Code                                                                                                                               Citizen of (Country):
Email Address:                                                                                                                               Relationship to Owner:                                                                      □ Spouse
□ Non-Spouse

Annuitant* - If no Annuitant is specified, the Owner, or Joint Owner (if younger), will be the Annuitant. If a living benefit is elected, the Annuitant will follow the living benefit specifications.
Same as:    □ Owner □ Joint Owner □ Other – Complete information:                                                                                                                                                                           Relationship to Owner:
Name:                                                                                                                               Date of Birth:
SSN/TIN:                                                                                   □ Male   □ Female   Home Telephone:
Physical Address:                                                                                                                               Mobile Telephone:
City, State & Zip Code                                                                                                                               Citizen of (Country):
Email Address:

Contingent Annuitant*, if any (not available on qualified or non-natural owner, except for Charitable Remainder Trust)
Same as:    □ Owner □ Joint Owner □ Other – Complete information:                                                                                                                                                                           Relationship to Owner:
Name:                                                                                                                               Date of Birth:
SSN/TIN:                                                                                   □ Male   □ Female   Home Telephone:
Physical Address:                                                                                                                               Mobile Telephone:
City, State & Zip Code                                                                                                                               Citizen of (Country):
* Minimum and maximum age restrictions apply for all Owners and Annuitants.
**Additional documentation required. Please Complete and Return the Certification of Trustee Powers Form (AN07086).

Beneficiary(ies) – Required Beneficiaries share equally unless otherwise indicated. If a percentage is indicated, use whole number percentages and the allocation total must equal 100%. Additional beneficiaries on be listed below in Additional Remarks.
1.	% Primary Name: Date of Birth:
Relationship to Owner:                                                                                          □ Male   □ FemaleSSN/TIN:
Email Address:                                                                                                                       Telephone:
Physical Address:
□ Primary   □ Contingent
2.	% Primary Name: Date of Birth:
Relationship to Owner:                                                                                          □ Male   □ FemaleSSN/TIN:
Email Address:                                                                                                                       Telephone:
Physical Address:
□ Primary   □ Contingent
3.	% Primary Name: Date of Birth:
Relationship to Owner:                                                                                          □ Male   □ FemaleSSN/TIN:
Email Address:                                                                                                                       Telephone:
Physical Address:
□ Primary   □ Contingent

Replacement Information – Required (All information needs to be completed.)
□ Yes                □ No  Do you own any existing annuity contracts or life insurance policies?
(Representative/Agent: If Yes, the appropriate state version of Form 33503 is required for applications signed in NAIC states.)
□ Yes                □ No  Will the proposed contract replace or change any existing annuity or life insurance?
(Representative/Agent: If Yes, complete the information below with the contract information being replaced AND provide the applicable state replacement form(s) for the state where the application is signed.)

Company	Approximate Transfer Amount	Policy/Contract Number	Replacement of Annuity/Life
		$	□ Annuity □ Life
		$	□ Annuity □ Life

Additional Remarks

Declarations and Signatures - Required
The Owner(s) understands and agrees that:
1.   The information contained in this application is true, complete, and correct to the best of his or her knowledge and belief.
2.   The statements made shall form the exclusive basis of any annuity issued.
3.  Checks must be made payable to The Lincoln National Life Insurance Company, not to the Representative/Agent. The cancelled check is the receipt.
4.  Only a Company officer can make, modify, discharge, or waive any of the Company's rights.
5.   Under penalties of perjury, the Owner(s) certifies that: (1) the Social Security Number(s) or Tax Identification Number(s) reported above for the Owner(s) is the correct number (or the Owner(s) is waiting for a number to be issued); and (2) the Owner(s) is not subject to backup withholding either because (a) the Owner(s) has not been notified by the Internal Revenue Service (IRS) that the Owner(s) is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified the Owner(s) he or she is no longer subject to backup withholding.
6.   Placing an annuity in a tax qualified retirement plan (for example, an IRA) will result in no additional tax advantage from the annuity.
7.
Residents of all states except DC, OK, PA, WA, CO, PR, AR, KY, LA, ME, NM, OH, RI, TN and VA please note: Any person who knowingly, and with intent to defraud any insurance company or other person, files or submits an application or statement of claim containing any materially false or deceptive information, or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties.

8.   For District of Columbia residents only: Warning: it is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
9.   For Oklahoma and Pennsylvania residents only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
10. For Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
11. For Arkansas, Kentucky, Louisiana, Maine, New Mexico, Ohio, Rhode Island, Tennessee, Washington residents only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.
I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience of the Variable Account, are variable and not guaranteed as to dollar amount. I/We understand that all payments and values based on the fixed account are subject to an interest adjustment formula that may increase or decrease the value of any transfer, partial surrender, or full surrender from the fixed account made prior to the end of a guaranteed period.

Contract Owner Signature                                                                                                        Signed in (City and State)                                                                                Date

Joint Contract Owner, if any, Signature                                                                                                        Signed in (City and State)                                                                                Date

Annuitant Signature (if other than Owner)                                                                                                                                                                                          Date

Contingent Annuitant, if any, Signature                                                                                                                                                                                          Date

Representative/Agent Signature - Required (All information needs to be completed.)

□ Yes      □ No  Does the applicant have any existing annuity contracts or life insurance policies?
(If Yes, the appropriate state version of Form 33503 is required for applications signed in NAIC states.)
□ Yes      □ No  Will the proposed contract replace or change any existing annuity or life insurance?
(If Yes, complete the applicable state replacement form(s) for the state where the application is signed.)

The Representative/Agent hereby certifies all information contained in this application is true to the best of his/her knowledge and belief. The Representative/Agent also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material will be provided in printed form to the applicant no later than at the time of the contract delivery.

The undersigned confirms this contract was principally negotiated, issued and delivered in the state where the application was signed. Any communication pertaining to this contract also occurred in the state where the application was signed.

Servicing Representative/Agent Signature